Exhibit 33.8b

Report on Assessment of Compliance with Applicable Servicing Criteria

1.

Argentic Services Company LP (“ASC”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2021 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which ASC acted as special servicer involving commercial mortgage loans during the Reporting Period as listed on Appendix B hereto (the “Platform”);

2.

ASC has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and ASC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as permitted by the United States Securities and Exchange Commission Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (formerly SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06)) and as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below, ASC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to ASC based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	ASC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2021 and for the Reporting Period with respect to the Platform taken as a whole;
6.

ASC has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2021 and for the Reporting Period with respect to the Platform taken as a whole;

7.

ASC has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2021 and for the Reporting Period with respect to the Platform taken as a whole; and

8.

A registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on ASC’s assessment of compliance with the applicable servicing criteria as of December 31, 2021 and for the Reporting Period.

Argentic Services Company LP	Argentic Services Company LP
By: /s/ Andrew Hundertmark	By: /s/ Grace E. Bodemuller-Holst
Name: Andrew Hundertmark	Name: Grace E. Bodemuller-Holst
Date: February 10, 2022	Date: February 10, 2022

ARGENTIC SERVICES COMPANY LP

500 NORTH CENTRAL EXPRESSWAY, SUITE 261 PLANTO, TEXAS 75074

Exhibit 33.8b

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Special Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

Exhibit 33.8b

APPENDIX A

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X2
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the mortgage loan pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X1
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.		X

Exhibit 33.8b

APPENDIX A

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loans, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

Footnotes:

Exhibit 33.8b

APPENDIX A

X1 - Primary responsibility for processing borrower payments rests with the Master Servicer, however, Argentic Services Company LP ("ASC") may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criteria.

X2 - ASC performs the activities pertaining to this criteria, except for specific, limited activities performed by third party property managers related to REO Property, if any. ASC has elected to take responsibiltiy for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.

Exhibit 33.8b

APPENDIX B

1.	BANK 2018-BNK12, Commercial Mortgage Pass-Through Certificates, Series 2018-BNK12, Argentic Services Company LP as General Special Servicer
2.	BPR Trust 2021-TY, Commercial Mortgage Pass-Through Certificates, Series 2021-TY, Argentic Services Company LP as Special Servicer
3.	BPR Trust 2021-WILL, Commercial Mortgage Pass-Through Certificates, Series 2021-WILL, Argentic Services Company LP as Special Servicer
4.	BX Commercial Mortgage Trust 2018-IND, Commercial Mortgage Pass-Through Certificates, Series 2018-IND, Argentic Services Company LP as Special Servicer
5.	BXP Trust 2017-CC, Commercial Mortgage Pass-Through Certificates, Series 2017-CC, Argentic Services Company LP as Special Servicer
6.	BXP Trust 2017-GM, Commercial Mortgage Pass-Through Certificates, Series 2017-GM, Argentic Services Company LP as Special Servicer
7.	CD 2017-CD6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD6, Argentic Services Company LP as Special Servicer
8.	CSAIL 2018-CX11 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-CX11, Argentic Services Company LP as Special Servicer
9.	CSAIL 2018-CX12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-CX12, Argentic Services Company LP as Special Servicer
10.	CSMC 2021-980M, Commercial Mortgage Pass-Through Certificates, Series 2021-980M, Argentic Services Company LP as Special Servicer
11.	CSMC 2021-GATE, Commercial Mortgage Pass-Through Certificates, Series 2021-GATE, Argentic Services Company LP as Special Servicer
12.	GS Mortgage Securities Trust 2007-GG10, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10, Argentic Services Company LP as Special Servicer
13.	GS Mortgage Securities Trust 2019-GSA1, Commercial Mortgage Pass-Through Certificates, Series 2019-GSA1, Argentic Services Company LP as Special Servicer
14.	GS Mortgage Securities Trust 2021-GSA3, Commercial Mortgage Pass-Through Certificates, Series 2021-GSA3, Argentic Services Company LP as Special Servicer
15.	J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-CIBX, Commercial Mortgage Pass-Through Certificates, Series 2012-CIBX, Argentic Services Company LP as Special Servicer

Exhibit 33.8b

ARGENTIC SERVICES COMPANY LP

500 NORTH CENTRAL EXPRESSWAY, SUITE 261 PLANO, TEXAS 75074

311330022.2

Exhibit 33.8b

APPENDIX B

16.	MAD Mortgage Trust 2017-330M, Commercial Mortgage Pass-Through Certificates, Series 2017-330M, Argentic Services Company LP as Special Servicer
17.	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates, Series 2013-C8, Argentic Services Company LP as Special Servicer
18.	Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017H1, Argentic Services Company LP as Special Servicer
19.	Morgan Stanley Capital I Trust 2017-HR2, Commercial Mortgage Pass-Through Certificates, Series 2017-HR2, Argentic Services Company LP as Special Servicer
20.	Morgan Stanley Capital I Trust 2018-H4, Commercial Mortgage Pass-Through Certificates, Series 2018H4, Argentic Services Company LP as Special Servicer
21.	Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019H7, Argentic Services Company LP as Special Servicer
22.	Morgan Stanley Capital I Trust 2020-L4, Commercial Mortgage Pass-Through Certificates, Series 2020L4, Argentic Services Company LP as Special Servicer
23.	Morgan Stanley Capital I Trust 2021-L6, Commercial Mortgage Pass-Through Certificates, Series 2021L6, Argentic Services Company LP as Special Servicer
24.	UBS Commercial Mortgage Trust 2018-C11, Commercial Mortgage Pass-Through Certificates, Series 2018-C11, Argentic Services Company LP as Special Servicer
25.	Wells Fargo Commercial Mortgage Trust 2017-C39, Commercial Mortgage Pass-Through Certificates, Series 2017-C39, Argentic Services Company LP as Special Servicer
26.	Wells Fargo Commercial Mortgage Trust 2017-C41, Commercial Mortgage Pass-Through Certificates, Series 2017-C41, Argentic Services Company LP as Special Servicer
27.	Wells Fargo Commercial Mortgage Trust 2017-RC1, Commercial Mortgage Pass-Through Certificates, Series 2017-RC1, Argentic Services Company LP as General Special Servicer
28.	Wells Fargo Commercial Mortgage Trust 2017-HSDB, Commercial Mortgage Pass-Through Certificates, Series 2017-HSDB, Argentic Services Company LP as Special Servicer
29.	Wells Fargo Commercial Mortgage Trust 2017-SMP, Commercial Mortgage Pass-Through Certificates, Series 2017-SMP, Argentic Services Company LP as Special Servicer
30.	Wells Fargo Commercial Mortgage Trust 2018-C46, Commercial Mortgage Pass-Through Certificates, Series 2018-C46, Argentic Services Company LP as Special Servicer

Exhibit 33.8b

ARGENTIC SERVICES COMPANY LP

500 NORTH CENTRAL EXPRESSWAY, SUITE 261 PLANO, TEXAS 75074

311330022.2

Exhibit 33.8b

APPENDIX B

31.	Wells Fargo Commercial Mortgage Trust 2018-C48, Commercial Mortgage Pass-Through Certificates Series 2018-C48, Argentic Services Company LP as Special Servicer
32.	Wells Fargo Commercial Mortgage Trust 2018-1745, Commercial Mortgage Pass-Through Certificates, Series 2018-1745, Argentic Services Company LP as Special Servicer
33.	Wells Fargo Commercial Mortgage Trust 2018-AUS, Commercial Mortgage Pass-Through Certificates, Series 2018-AUS, Argentic Services Company LP as Special Servicer
34.	Wells Fargo Commercial Mortgage Trust 2019-C52, Commercial Mortgage Pass-Through Certificates Series 2019-C52, Argentic Services Company LP as Special Servicer
35.	Wells Fargo Commercial Mortgage Trust 2019-C54, Commercial Mortgage Pass-Through Certificates Series 2019-C54, Argentic Services Company LP as Special Servicer
36.	Wells Fargo Commercial Mortgage Trust 2021-C59, Commercial Mortgage Pass-Through Certificates Series 2021-C59, Argentic Services Company LP as Special Servicer
37.	AREIT 2018-CRE2 Trust, Argentic Services Company LP as Special Servicer
38.	AREIT 2019-CRE3 Trust, Argentic Services Company LP as Special Servicer
39.	AREIT 2020-CRE4 Ltd., Argentic Services Company LP as Special Servicer
40.	AREIT 2021-CRE5 Ltd., Argentic Services Company LP as Special Servicer

Exhibit 33.8b

ARGENTIC SERVICES COMPANY LP

500 NORTH CENTRAL EXPRESSWAY, SUITE 261 PLANO, TEXAS 75074

311330022.2